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EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) [    ]

Law Debenture Trust Company of New York
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation or organization if not a U.S. national bank)	01-0622605 (I.R.S. Employer Identification Number)
767 Third Avenue, 31st Floor (Address of principal executive offices)	10017 (Zip Code)
Law Debenture Trust Company of New York, 767 Third Avenue, 31st Floor New York, NY 10017, (212) 750-7464 (Name, address and telephone number of agent for services)

Station Casinos, Inc.
(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0136443 (I.R.S. Employer Identification No.)
2411 West Sahara Avenue, Las Vegas, Nevada (Address of principal executive offices)	89102 (Zip Code)
6 7/8% Senior Subordinated Notes due 2016 (Title of the indenture securities)

Item 1. General information.

Furnish the following information as to the trustee-

  a.
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, NY 10006, and Albany, NY 12203
  b.
  Whether it is authorized to exercise corporate trust powers.

    Yes

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16. List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

  1.
  A copy of the articles of association of the trustee as now in effect.

  2.
  A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

  3.
  A copy of the existing bylaws of the trustee, or instruments corresponding thereto.

  4.
  The consents of the Trustee required by Section 321(b) of the Act.

  5.
  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Law Debenture Trust Company of New York, a trust company organized and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 11th day of August 2005.

LAW DEBENTURE TRUST COMPANY OF NEW YORK (Trustee)

By:	/s/ PATRICK J. HEALY Patrick J. Healy Vice President

Exhibit T-1.1

ARTICLES OF INCORPORATION

LAW DEBENTURE TRUST COMPANY OF NEW YORK

        FIRST.    The registered office of the Corporation in the State of New York shall be located in the City and State designated in its Organization Certificate.

        SECOND.    The annual meeting of the shareholders of the Corporation shall be held on the date fixed by the Directors, and each successive annual meeting shall be held within thirteen months after the date of the preceding annual meeting, for the purpose of electing Directors and transacting such other business as may properly come before the meeting. Special meetings of the shareholders may be called by the Board of Directors. Such meetings shall be held within or without the State of New York. Meetings of shareholders shall be held at the registered office of the Corporation in this State, or at such other places, within or without the State of New York as the Directors may from time to time fix. If no designation is made, the meeting shall be held at the Corporation's registered office in the State of New York. Except as otherwise provided herein, or by law or in its Organization Certificate (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate"), a quorum shall be present at all meetings of shareholders of the Corporation if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy. Except as otherwise provided by law or the By-Laws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat shall be entitled to one vote for each share registered in its name on the books of the Corporation.

        THIRD.    The first Board of Directors and all subsequent Boards of the Corporation shall consist of not less than five or more than eight Directors and shall comply with all regulations pertaining thereto of the Banking Department of the State of New York. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. No decrease shall shorten the term of the incumbent Directors. At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate or these By-Laws.

        FOURTH.    The Corporation's officers shall have such titles and duties as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws. The officers of the Corporation may consist of a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as the Board of Directors may determine from time to time. Any two or more offices may be held by the same person, except for the offices of president and secretary which must be held by separate people, unless all of the issued and outstanding stock of the Corporation is owned by one person or entity.

        FIFTH.    The shares of the Corporation shall be represented by certificates or shall be uncertificated shares. The Board of Directors may fix, in advance, which shall not be more than fifty, nor less than ten days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for shareholders entitled to a notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders of record for any other purpose shall be at the close of business on the date on which the resolution of the Directors relating thereto is adopted.

        SIXTH.    Subject to applicable law and the Certificate, dividends may be declared and paid out of earned surplus only, in such amounts, and at such time or times as the Board of Directors may determine, so long as the Corporation is not insolvent when such dividend is paid or rendered insolvent by the payment of such dividend.

        SEVENTH.    The fiscal year of the Corporation shall be fixed and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

        EIGHTH.    The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.

        NINTH.    The initial By-Laws of the Corporation shall be adopted by the Incorporators at its organizational meeting. All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these By-Laws may also be altered, amended or repealed by the Board of Directors. The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation.

LAW DEBENTURE TRUST COMPANY OF NEW YORK
INCUMBENCY CERTIFICATE

        I, Nancy Jo Kuenstner, hereby certify that I am President of Law Debenture Trust Company of New York, a limited purpose trust company established in accordance with the laws of the State of New York, and that as such I am authorized to execute this Incumbency Certificate on behalf of Law Debenture Trust Company of New York.

        I hereby certify that the following persons are duly elected and qualified incumbents in the corporate offices indicated and each such person is authorized to sign or countersign, execute, acknowledge, endorse, verify, deliver or accept on behalf of Law Debenture Trust Company of New York, whether in a fiduciary capacity or otherwise, all agreements, checks, drafts, orders, indentures, notes, mortgages, deeds, conveyances, transfers, endorsements, assignments, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies and other instruments or documents.

Name	Office	Signature
Daniel R. Fisher	Senior Vice President	/s/ Daniel R. Fisher
Patrick J. Healy	Vice President	/s/ Patrick J. Healy
Adam K. Berman	Vice President	/s/ Adam K. Berman

        IN WITNESS WHEREOF, I have executed this certificate this 11th day of August, 2005.

/s/ Nancy Jo Kuenstner By: Nancy Jo Kuenstner Its: President and Director of the Board

        I, Caroline J. Banszky, Secretary and Director of the Board o f Law Debenture Trust Company of New York, do hereby attest that the signature set forth opposite the name above, is the true and genuine specimen signature of Nancy Jo Kuenstner, President of Law Debenture Trust Company of New York. By my signature, I authorize the officers of Law Debenture Trust Company of New York to take such action as described above.

/s/ Caroline J. Banszky By: Caroline J. Banszky Its: Secretary and Director of the Board

Exhibit T-1.2

[SEAL]	State of New York Banking Department

        Whereas, the organization certificate of Law Debenture Trust Company of New York, New York, New York, has heretofore been duly approved and said Law Debenture Trust Company of New York has complied with the provisions of Chapter 2 of the Consolidated Laws,

        Now Therefore, I, Michael J. Lesser as Deputy Superintendent of Banks of the State of New York, do hereby authorize the said Law Debenture Trust Company of New York to transact the business of a limited purpose trust company at 767 Third Avenue, Borough of Manhattan, City of New York within this State.

In Witness Whereof, I have hereinto set my hand and affixed the official seal of the Banking Department, this 8th day of May in the year two thousand and two.

[SEAL]	/s/ Michael Lesser Deputy Superintendent of Banks

Exhibit T-1.3

BY-LAWS
OF
LAW DEBENTURE TRUST COMPANY OF NEW YORK

ARTICLE I—OFFICES

        The registered office of the Corporation in the State of New York shall be located in the City and State designated in its Organization Certificate. The Corporation may also maintain offices at such other places within or without the State of New York as the Board of Directors may, from time to time, determine, subject to regulatory agency approval.

ARTICLE II—MEETINGS OF SHAREHOLDERS

Section 1. Annual Meetings:

        The annual meeting of the shareholders of the Corporation shall be held on the date fixed by the Directors, and each successive annual meeting shall be held within thirteen months after the date of the preceding annual meeting, for the purpose of electing Directors and transacting such other business as may properly come before the meeting. Annual and special meetings may be conducted via telephone or tele-conferencing.

Section 2. Special Meetings:

        (a)   Special meetings of the shareholders may be called by the Board of Directors. Such meetings shall be held within or without the State of New York.

        (b)   If, for a period of thirteen months after the formation of the Corporation or the last annual meeting, there is a failure to elect a sufficient number of Directors to conduct the business of the Corporation, the Board of Directors shall call a special meeting for the election of Directors.

        (c)   If such special meeting as referred to in subsection (b) of this Section of these By-Laws is not called by the Board of Directors within two weeks after the expiration of such period or if it is called but there is a failure to elect such Directors for a period of two months after the expiration of such period, holders of the shares entitled to vote in an election of Directors may make a written demand to the Corporation to call a special meeting for the election of Directors specifying the date and month of such meeting, which shall not be less than sixty nor more than ninety days from the date of such written demand.

Section 3. Place of Meetings:

        Meetings of shareholders shall be held at the registered office of the Corporation in this State, or at such other places, within or without the State of New York as the Directors may from time to time fix. If no designation is made, the meeting shall be held at the Corporation's registered office in the State of New York.

Section 4. Notice of Meetings:

        (a)   Written or printed notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held shall be served either personally, by facsimile or by first class mail, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten or more than sixty days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the business to be transacted or the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to dissent and receive payment for their shares pursuant to the New York Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder as it appears on the share transfer records of the Corporation.

        (b)   It shall not be necessary to give notice of an adjourned meeting to the shareholders of record if the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

Section 5. Shareholders' List:

        (a)   After fixing a record date for a meeting, the officer who has charge of the stock ledger of the Corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the meeting, arranged by voting group with the address of, and the number, class and series, if any, of shares held by each shareholder. The shareholders' list must be produced at any shareholders' meeting upon the request of any shareholder.

Section 6. Quorum:

        (a)   Except as otherwise provided herein, or by law or in its Organization Certificate (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate"), a quorum shall be present at all meetings of shareholders of the Corporation if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

        (b)   The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

        (c)   Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

Section 7. Voting:

        (a)   Except as otherwise provided by law, the Certificate or these By-Laws, any corporate action (excluding the election of Directors which requires the affirmative vote of a plurality of shares entitled to vote) receiving the affirmative vote of a majority of shares entitled to vote on that matter, represented either in person or by proxy at a meeting of shareholders at which a quorum is present, shall be the act of the shareholders of the Corporation.

        (b)   Except as otherwise provided by law or these By-Laws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat shall be entitled to one vote for each share registered in its name on the books of the Corporation.

Section 8. Proxies:

        (a)   Each shareholder entitled to vote or to express consent or dissent without a meeting may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder, by his attorney-in-fact thereunto duly authorized in writing by the shareholder, by another person or persons duly authorized by the shareholder or by the shareholder's authorized officer, director, employee or agent, signing such writing or causing the shareholder's signature to be affixed to such writing by any reasonable means, including, but not limited to facsimile signature, to act as the shareholder's proxy.

        (b)   The writing necessary for a valid proxy may be a written document, or a telegram, cablegram, or other means of electronic transmission in favor of the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder.

        (c)   Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b), above, may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9. Action Without a Meeting:

        Unless otherwise provided for in the Certificate, any action to be taken at any annual or special shareholders' meeting may be taken without a meeting on the written and signed consent of all the shareholders of the Corporation entitled to vote at such meeting, setting forth the action so taken.

Section 10. Inspectors:

        There shall be one or more inspectors at any shareholders' meeting, appointed by the Board of Directors, to act at any such meeting or any adjournment and make a written report thereof. The Board of Directors may appoint an alternate inspector or inspectors to replace any inspector who fails to perform his job in a satisfactory way. If no alternate inspector has been appointed and the person or persons appointed as inspector is unable to act at a shareholders' meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

ARTICLE III—BOARD OF DIRECTORS

Section 1. Number, Term, Election and Qualifications:

        (a)   The first Board of Directors and all subsequent Boards of the Corporation shall consist of not less than five or more than eight Directors and shall comply with all regulations pertaining thereto of the Banking Department of the State of New York. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. No decrease shall shorten the term of the incumbent Directors. A Director must be at least eighteen years of age, but need not be a shareholder of the Corporation unless the Certificate of the Corporation or these By-Laws so require.

        (b)   Except as may otherwise be provided herein or in the Certificate, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

        (c)   The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding their election or until his/her prior death, resignation or removal.

Section 2. Duties and Powers:

        The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those which under New York State law or under the Certificate or by these By-Laws are expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

Section 3. Regular Meetings: Notice:

        (a)   A regular meeting of the Board of Directors shall be held either within or without the State of New York at such time and at such place as the Board of Directors shall fix.

        (b)   No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken in the manner set forth in these By-Laws with respect to special meetings, unless such notice shall be waived in the manner set forth in these By-Laws.

Section 4. Special Meetings: Notice:

        (a)   Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

        (b)   Except as otherwise required by law, written notice of special meetings shall be mailed or sent by facsimile directly to each Director, addressed to him/her at his/her residence or usual place of business, or delivered orally, at least two days before the day on which the meeting is to be held.

        (c)   Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement the lack of notice to him/her, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5. Chairperson:

        The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the president shall preside and, in his or her absence, any other Director chosen by the Board of Directors shall preside.

Section 6. Quorum:

        (a)   At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate or these By-Laws.

        (b)   A majority of the Directors present at the time and place of any regular or special meeting may adjourn the same from time to time without notice, whether or not a quorum exists.

Section 7. Manner of Acting:

        (a)   At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he or she may hold.

        (b)   Except as otherwise provided by law, by the Certificate or these By-Laws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present, shall be the act of the Board of Directors or any committee thereof.

        (c)   Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes and may be stated as such in any document filed with the minutes of the proceedings of the Board of Directors or any committee thereof

        (d)   Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8. Vacancies:

        (a)   Any vacancy in the Board of Directors occurring by reason of an increase in the number of Directors, or by reason of the death, resignation, disqualification, removal or inability to act of any Director, or other cause, shall be filled by an affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose.

        (b)   The shareholders, not the Board of Directors, may fill vacancies in the Board of Directors occurring in the Board by reason of removal of the Directors without cause, unless the Certificate provides that Directors of the Corporation may also fill such vacancies resulting from removal without cause.

        (c)   Unless otherwise provided for by law, the Certificate or these By-Laws, when one or more Directors shall resign from the Board and such resignation is effective at a future date, a majority of the Directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9. Resignation:

        A Director may resign at any time upon his or her written resignation being submitted to the Corporation. Such resignation need not be accepted by the Corporation to be effective, unless otherwise stated in the resignation.

Section 10. Removal:

        One or more or all the Directors of the Corporation may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose.

Section 11. Compensation:

        The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, which may include, but not be limited to, attendance at any annual or special meeting of the Board.

Section 12. Committees:

        The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of two or more members, with such powers and authority (to the extent permitted by law and these By-Laws) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate or these By-Laws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

ARTICLE IV—OFFICERS

Section 1. Number, Qualifications, Election and Term of Office:

        (a)   The Corporation's officers shall have such titles and duties as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws. The officers of the Corporation may consist of a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as the Board of Directors may determine from time to time. Any two or more offices may be held by the same person, except for the offices of president and secretary which must be held by separate people, unless all of the issued and outstanding stock of the Corporation is owned by one person or entity.

        (b)   The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

        (c)   Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2. Resignation:

        Any officer may resign at any time by giving written notice of such resignation to the Corporation. The validity of such resignation is effective when given to the Corporation; regardless of whether or not the Board of Directors has accepted such resignation or if a successor has been appointed.

Section 3. Removal:

        Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time.

Section 4. Compensation:

        The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE V—SHARES OF STOCK

Section 1. Certificate of Stock:

        (a)   The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

        (b)   Certificates shall state upon the face thereof:

    (i)
    that the Corporation is formed under the laws of the State of New York;

    (ii)
    the name of the person or persons to whom such shares are issued;

    (iii)
    the number and class of shares, and the designation, if any of the series which such certificate represents; and

    (iv)
    that such shares are transferable in the manner provided by law and in these By-Laws.

        (c)   Certificates shall be signed, (either manually or by facsimile), by the Chairperson, Vice-Chairperson, President or Vice-President and Secretary or an Assistant Secretary or the Treasurer or Assistant Treasurer, and may be sealed with the corporate seal of the Corporation or a facsimile thereof.

        (d)   In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he/she were such officer at the date of its issue.

        (e)   Certificates shall be issued in such form not inconsistent with the Certificate and as shall be approved by the Board of Directors. Such certificates shall be numbered and registered on the books of the Corporation in the order in which they were issued.

        (f)    Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2. Lost or Destroyed Certificates:

        The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost. The Board of Directors may require the owner of such lost or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate before issuing a new certificate or certificates in place of any certificate or certificates issued by the Corporation allegedly lost or destroyed.

Section 3. Transfers of Shares:

        (a)   Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his or her attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

        (b)   The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4. Record Date:

        (a)   The Board of Directors may fix, in advance, which shall not be more than fifty, nor less than ten days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for shareholders entitled to a notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders of record for any other purpose shall be at the close of business on the date on which the resolution of the Directors relating thereto is adopted.

        (b)   A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE VI—DIVIDENDS

        Subject to applicable law and the Certificate, dividends may be declared and paid out of earned surplus only, in such amounts, and at such time or times as the Board of Directors may determine, so long as the Corporation is not insolvent when such dividend is paid or rendered insolvent by the payment of such dividend.

ARTICLE VII—FISCAL YEAR

        The fiscal year of the Corporation shall be fixed and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII—CORPORATE SEAL

        The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.

ARTICLE IX—AMENDMENTS

Section 1. Initial By-Laws:

        The initial By-Laws of the Corporation shall be adopted by the Incorporators at its organizational meeting.

Section 2. By Shareholders:

        All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these By-Laws may also be altered, amended or repealed by the Board of Directors.

Section 3. By Directors:

        The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation.

ARTICLE X—INDEMNIFICATION

        The Corporation shall indemnify every person who was or is a party or is or was threatened to be made party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director, officer, employee, agent or controlling shareholder of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the full extent permitted by applicable law. Such indemnification may, in the discretion of the Board of Directors, include advances of his or her expenses in advance of final disposition of such action, suit or proceeding, subject to the provisions of any applicable statute. The Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of any Relevant Company (as defined below) including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company.

        For the purposes hereof "Relevant Company" shall mean the Corporation, any holding company of the Corporation or any other body, whether or not incorporated, in which the Corporation or such holding company or any other body, whether or not incorporated, has or had any interest whether direct or indirect or which is in any way allied to or associated with the Corporation, or any subsidiary of the Corporation or of any such other body.

ARTICLE XI—WAIVER OF NOTICE

        (a)    Shareholders:

        Whenever any notice is required to be given by law, the Certificate or these By-Laws to the shareholders of the Corporation of a meeting of shareholders, a written waiver of notice submitted to the Corporation before or after the meeting or the attendance at the meeting by any shareholder, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the lack of notice thereof, prior to the conclusion of the meeting.

        (b)    Directors:

        Whenever any notice is required to be given by law, the Certificate or these By-Laws to the Directors of the Corporation of a special meeting of the Board of Directors, a written waiver of notice submitted to the Corporation before or after the meeting or the attendance at the meeting by any Director, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the lack of notice thereof prior to the commencement of the meeting.

        These By-Laws have been adopted as the By-Laws of the Corporation.

Secretary

Dated: March    , 2002

Exhibit T-1.4

August 9, 2005

To Whom It May Concern:

        Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, Law Debenture Trust Company of New York ("Law Debenture") hereby consents that reports of examinations by Federal, State, Territorial or District authorities pertaining to Law Debenture may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

        If you have any questions, please contact Daniel Fisher, Senior Vice President, Law Debenture Trust Company of New York at (212) 750-6474.

LAW DEBENTURE TRUST COMPANY OF NEW YORK
By:	/s/ DANIEL R. FISHER Daniel R. Fisher
Its:	Senior Vice President

Exhibit T-1.5

T-1 Item 16

Consolidated Report of Condition (attached as Exhibit A hereto) of

LAW DEBENTURE TRUST COMPANY OF NEW YORK

of 767 Third Avenue, New York, NY 10017,

a limited purpose trust company ("LDTC-NY") and U.S. subsidiary of Law Debenture Corporation plc, London, England ("Law Debenture"), as of the close of business December 31, 2004, published with the Federal Financial Institutions Examination Council/Board of Governors of the Federal Reserve System, and in accordance with Chapter 2 of the Consolidated Laws of the State of New York Banking Department license granted on May 8, 2002.

        Subsequent to its initial Consolidated Report of Condition dated June 30, 2002, a Guarantee and Keep Well Agreement (attached as Exhibit B hereto) was executed by subsidiaries of Law Debenture, to effect capitalization of LDTC-NY in the total aggregate amount of $50,000,000, on July 12, 2002.

        I, Nancy Jo Kuenstner, President and Director of Law Debenture Trust Company of New York do hereby declare that this Report of Condition has been prepared in conformance with instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

        IN WITNESS WHEREOF, I have executed this certificate the 11th day of August, 2005.

/s/ NANCY JO KUENSTNER Nancy Jo Kuenstner President and Director Law Debenture Trust Company of New York

        I, Daniel R. Fisher, Senior Vice President of Law Debenture Trust Company of New York, do hereby attest that the signature set forth above is the true and genuine signature of Nancy Jo Kuenstner, President of Law Debenture Trust Company of New York.

Attested by:	/s/ DANIEL R. FISHER Daniel R. Fisher
Its:	Senior Vice President

LAW DEBENTURE TRUST COMPANY
OF NEW YORK

Financial Statements
for year ended
December 31, 2004

PKF

Certified Public Accountants
A Professional Corporation

29 Broadway    •    New York, NY 10006
Telephone: (212) 867-8000    •    Telefax: (212) 687-4346
E-mail: info@pkfny.com    •    www.pkfnewyork.com
 Member of PKF International Limited

Independent Auditor's Report

To the Board of Directors
Law Debenture Trust Company of New York

        We have audited the accompanying balance sheet of Law Debenture Trust Company of New York at December 31, 2004 and 2003, and the related statements of operations and accumulated (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the management of Law Debenture Trust Company of New York. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Law Debenture Trust Company of New York at December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

PKF Certified Public Accountants A Professional Corporation

January 26, 2005

LAW DEBENTURE TRUST COMPANY
OF NEW YORK

Balance Sheet

	December 31
	2004	2003
Assets
Current assets
Cash	$219,269	$306,683
Investment—certificate of deposit	2,500,000	2,500,000
Accounts receivable (net of $1,000 allowance in 2004)	177,153	5,587
Accrued interest receivable	7,935	4,548
Prepaid expenses	26,660	5,258

Total current assets	2,931,017	2,822,076

Leasehold, furniture and equipment (note 1)
Leasehold improvement	15,141	12,181
Office furniture, fixtures and fittings	10,280	10,280
Office equipment	7,091	7,091

	32,512	29,552
Less accumulated depreciation	9,286	1,711

	23,226	27,841

Total assets	$2,954,243	$2,849,917

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$107,125	$2,106
Accrued expenses	141,643	139,468
Due to affiliated company (note 3)	89,975	157,028
Deferred revenue (note 1)	92,901	29,443

Total current liabilities	431,644	328,045

Stockholders' equity
Common stock, 1,000 authorized, issued and outstanding shares at $1 par value per share	1,000	1,000
Additional paid in capital (note 3)	3,376,427	3,376,427
Accumulated (deficit)	(854,828)	(855,555)

Total stockholders' equity	2,522,599	2,521,872

Total liabilities and stockholders' equity	$2,954,243	$2,849,917

See notes to financial statements

2

LAW DEBENTURE TRUST COMPANY
OF NEW YORK

Statement of Operations
and Accumulated (Deficit)

	For Year Ended December 31
	2004	2003
Revenue
Trustee fees	$799,025	$136,207
Interest	105,302	35,777

Total revenue	904,327	171,984

Expenses
Salaries and employee benefits	507,070	435,572
Occupancy costs (note 2)	101,403	65,771
Travel and entertainment	52,327	24,662
Office expenses	29,611	14,206
Directors fees	50,000	50,000
Professional fees	119,665	88,097
Trustee fees	24,944	25,500
Miscellaneous	9,774	17,236

Total expenses	894,794	721,044

Income (loss) before depreciation and state corporation tax	9,533	(549,060)
Depreciation	7,575	1,615

Income (loss) before state corporation tax	1,958	(550,675)
State corporation tax	1,231	—

Net income (loss)	727	(550,675)
Accumulated (deficit)
Balance, beginning of year	(855,555)	(304,880)

Balance, end of year	$(854,828)	$(855,555)

See notes to financial statements

3

LAW DEBENTURE TRUST COMPANY
OF NEW YORK

Statement of Cash Flows

	For Year Ended December 31
	2004	2003
Cash flows from operating activities
Net income (loss)	$727	$(550,675)
Adjustments to reconcile net income (loss) to net cash (used) by operating activities
Depreciation	7,575	1,615
Changes in certain accounts
Accounts receivable	(171,566)	(5,587)
Accrued interest receivable	(3,387)	3,354
Prepaid expenses	(21,402)	15,063
Accounts payable	105,019	(1,162)
Accrued expenses	2,175	123,468
Deferred revenue	63,458	29,443

Net cash (used) by operating activities	(17,401)	(384,481)

Cash flows (used) by investing activities
Capital expenditures	(2,960)	(28,829)
Cash flows from financing activities
Due to affiliated company	(67,053)	144,012
Additional paid-in-capital	—	567,427

Net cash provided by (used in) financing activities	(67,053)	711,439

(Decrease) increase in cash	(87,414)	298,129
Cash, at beginning of year	306,683	8,554

Cash, at end of year	$219,269	$306,683

See notes to financial statements

4

LAW DEBENTURE TRUST COMPANY
OF NEW YORK

Notes to Financial Statements
For Year Ended
December 31, 2004

Note 1—Summary of significant accounting policies

Organization

        Law Debenture Trust Company of New York is primarily a provider of corporate trust and related services for corporate, municipal and sovereign issuers. The Company may act as trustee for "new" business or may assume the position of trustee from another bank as "successor" business. Successor business is typically referred to the Company by major law firms or by other global corporate trust providers who find themselves in a conflicted position. Additionally, the Company acts as administrative, escrow or paying agent in a variety of complex transactions including: project financings, mergers & acquisitions and litigation/liquidation trusts. The Company is licensed by the New York State Banking Department.

        The Company is a wholly-owned subsidiary of Law Debenture Holdings Inc., (Holdings) who is a wholly-owned subsidiary of LDC Trust Management Limited, an entity based in the United Kingdom.

        At December 31, 2004, the Company served as Trustee for 89 bond issues representing approximately $19 billion and as agent for 14 escrow accounts representing approximately $17 million. Such bond issues and escrow account balances are not recorded on the Company's books.

        The Company maintains operations through funding from LDC Trust Management Limited (see note 3). Future operations are dependent upon the continued support of LDC Trust Management Limited until such time as the enterprise generates sufficient revenue to become self-supporting.

Use of estimates

        The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

        The Company recognizes revenue when services are provided and collectibility is reasonably assured. Several of the bond issues for which the Company is Trustee are obligations of financially troubled companies in Chapter 11. The Company's fees, as Trustee, are in some cases dependent on the successful restructuring of these companies and their subsequent exit from Chapter 11. The Company, as Trustee, will only be paid such fees if and when the investors the Company represents as Trustee, receive payment on their bonds.

        Trustee fees from companies that are not in Chapter 11 proceedings; and all escrow, administrative and paying agent fees are generally earned ratably over the period of contract which generally runs for periods of over one year. At December 31, 2004, the Company has deferred $92,901 of revenue to 2005 as services have not been provided.

5

Concentration of credit risk

        The Company maintains cash deposits at one financial institution which at times could exceed Federally insured limits. The Company has not experienced any losses on its cash deposits.

Leasehold, furniture and equipment

        Leasehold improvements, furniture and equipment are stated at cost. Depreciation is computed over the estimated useful life of each depreciable asset.

Note 2—Office lease

        The Company occupies office space with Law Debenture Corporate Services, Inc., (Services) an affiliated entity. The lease provides for monthly rental payments of $14,912 and expires on February 28, 2007. By agreement dated May 28, 2002, Law Debenture Corporate Services, Inc. assigned and transferred all of its rights, title, interest, obligation and benefits in and to its lease to the Company. On May 24, 2002, Law Debenture Corporation plc consented to the assignment and guaranteed the Company's obligation under the lease.

        Future minimum lease payments under the non-cancelable lease are as follows:

	Total	Amounts Expected to be paid by Services	Net Amount
2005	$178,944	$89,472	$89,472
2006	178,944	89,472	89,472
2007	29,824	14,912	14,912

Total	$387,712	$193,856	$193,856

Note 3—Related party transactions

        The Company's operating expenses have been partially funded by LDC Trust Management Limited, through Law Debenture Holdings Inc. Such funding is being recorded as a contribution to the Company's paid-in-capital.

        Amounts due to Law Debenture Holdings Inc. at December 31, 2004 represent the net amount due for certain expenditures paid by Law Debenture Holdings Inc., on behalf of the Company.

        By agreement dated July 12, 2002, Law Debenture Guarantee Limited (Guarantor), a wholly owned subsidiary of LDC Trust Management Limited, has guaranteed a combined capital and surplus to the Company in the amount of $50,000,000 in order to enable the Company to conduct its corporate trust business provided that the maximum amount of capitalization contributed by the Guarantor shall not exceed $50,000,000 in the aggregate. The agreement may be amended from time to time by mutual consent of the Guarantor, LDC Trust Management Limited, and the Company. The agreement may be terminated only upon written notification to the Company by the Guarantor and LDC Trust Management Limited no earlier than 90 days following such written notification.

6

Note 4—Income taxes

        The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" which require a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect for the years in which the differences are expected to reverse. Deferred tax assets are recorded at their likely realizable amount.

        The Company files a separate New York State income tax return, however for Federal income tax filing purposes, the Company's operations are included in the consolidated income tax return of Holdings.

        The Federal income tax carryforward losses available at the Holdings consolidated level approximates $860,000, a majority of which is available to offset taxable income earned by the Company in future periods. These operating loss carryforwards expire in the years 2022 and 2023. Due to the uncertainty surrounding the recoverability of the carryforward losses, a full valuation allowance has been recorded on Holdings and allocated to the Company and accordingly no deferred income taxes have been provided in the accompanying financial statements.

* * *

7

QuickLinks

  EXHIBIT 25.1
  Item 1. General information.
  Item 2. Affiliations with the obligor.
  Item 16. List of exhibits.
SIGNATURE
  Exhibit T-1.1
ARTICLES OF INCORPORATION
LAW DEBENTURE TRUST COMPANY OF NEW YORK
LAW DEBENTURE TRUST COMPANY OF NEW YORK INCUMBENCY CERTIFICATE
  Exhibit T-1.2
  Exhibit T-1.3
BY-LAWS OF LAW DEBENTURE TRUST COMPANY OF NEW YORK
  Exhibit T-1.4
  Exhibit T-1.5
Consolidated Report of Condition (attached as Exhibit A hereto) of LAW DEBENTURE TRUST COMPANY OF NEW YORK of 767 Third Avenue, New York, NY 10017,
LAW DEBENTURE TRUST COMPANY OF NEW YORK
PKF
LAW DEBENTURE TRUST COMPANY OF NEW YORK Balance Sheet
LAW DEBENTURE TRUST COMPANY OF NEW YORK Statement of Operations and Accumulated (Deficit)
LAW DEBENTURE TRUST COMPANY OF NEW YORK Statement of Cash Flows
LAW DEBENTURE TRUST COMPANY OF NEW YORK Notes to Financial Statements For Year Ended December 31, 2004